Richardson Electronics 10-K

Exhibit 23.1 (a)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Post Effective Amendment Number 1 to Registration Statement Number 2-89888 on Form S-8, Registration Statement Number 33-36475 on Form S-8, Registration Statement Number 33-54745 on Form S-8, Registration Statement Number 333-02865 on Form S-8, Registration Statement Number 333-03965 on Form S-8, Registration Statement Number 333-04071 on Form S-8, Registration Statement Number 333-04457 on Form S-8, Registration Statement Number 333-04767 on Form S-8, Registration Statement Number 333-49005 on Form S-2, Registration Statement Number 333-51513 on Form S-2, Registration Statement Number 333-66215 on Form S-8, Registration Statement Number 333-76897 on Form S-8, Registration Statement Number 333-70914 on Form S-8, Registration Statement Number 333-115955 on Form S-8, Registration Statement Number 333-120032 on Form S-8, Registration Statement Number 333-129828 on Form S-8, Registration Statement Number 333-60092 on Form S-8, Registration Statement Number 333-146878 on Form S-8, Registration Statement Number 333-146879 on Form S-8, and Registration Statement Number 333-206044 on Form S-8 of Richardson Electronics, Ltd. of our report dated July 25, 2014 except for note 6 and note 11, as to which the date is July 27, 2015 relating to the consolidated statements of comprehensive income (loss), stockholders’ equity and cash flows as of and for the year ended May 31, 2014, which appear in this Annual Report on Form 10-K.

/s/ Ernst & Young LLP

Chicago, Illinois

July 29, 2016